UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2012

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its news release issued May 15, 2012, Atmos Energy Corporation (“Atmos Energy”) has appointed Bret J. Eckert, formerly an audit partner of Ernst & Young LLP in its Dallas office, as senior vice president, effective June 4, 2012. Mr. Eckert, 45, will report to Fred Meisenheimer, Senior Vice President and Chief Financial Officer and will be a member of the company’s senior management team. Mr. Eckert had been with Ernst & Young LLP his entire career, which began in January 1990.

Although Atmos Energy is not a party to any employment agreement with Mr. Eckert, he will receive an annual salary of $350,000 and a sign-on bonus in the amount of $75,000. Also, in connection with the beginning of his employment, Mr. Eckert will receive a one-time grant of 7,300 performance-based restricted stock units under the company’s 1998 long-term incentive plan, which will vest September 30, 2014. In addition, he will receive a one-time grant of 7,300 time-lapse restricted stock units under the same plan, which will vest on June 4, 2015. Mr. Eckert will also be eligible to participate in all other applicable incentive, benefit and deferred compensation plans offered by the company to its senior officers.

In addition, Atmos Energy will enter into a change in control severance agreement with Mr. Eckert to provide certain severance benefits to him in the event of the termination of his employment within three years following a change in control of the company. The agreement will provide that in the case of such termination of employment, the company will pay Mr. Eckert a lump sum severance payment equal to 2.5 times his total compensation, comprised of his annual base salary and “average bonus,” as such term is defined in the agreement. In addition, Mr. Eckert will receive all medical, dental, vision, and any other health benefits which qualify for continuation coverage under Internal Revenue Code Section 4980B (“COBRA coverage”), for a period of 18 months from the date of his termination. Finally, the company will pay Mr. Eckert a lump sum payment generally equal to the actuarially equivalent of (a) an additional three (3) years of company matching and fixed annual company contributions under our Retirement Savings Plan; and (b) the present value of the cost to the company of providing (1) COBRA coverage benefits to Mr. Eckert for an additional 18-month period and (2) accident and life insurance as well as disability benefits for a 36-month period following the date of his termination.

However, if Mr. Eckert is terminated by the company for “cause” (as defined in the agreement), or if his employment is terminated by retirement, death, or disability, the agreement will provide that the company will not be obligated to pay the severance benefits to Mr. Eckert. The agreement will further provide that if Mr. Eckert voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the company will not be obligated to pay him the severance benefits. A form of such change in control severance agreement has been previously filed with the Commission as Exhibit 10.7(a) to Form 10-K for the fiscal year ended September 30, 2010.

A copy of a news release issued on May 15, 2012 announcing this management change is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated May 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: May 15, 2012	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release issued by Atmos Energy Corporation dated May 15, 2012

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